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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated December 20, 2001 included in Caminus Corporation's Form 8-K dated February 4, 2002 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP

Houston, Texas
February 14, 2002